                                                                   EXHIBIT 10.11



                                        December 30, 1996



Sunrise Assisted Living Limited Partnership
c/o Sunrise Retirement Homes and Communities
9401 Lee Highway, Suite 300
Fairfax, Virginia 22031

Attn:    Paul J. Klaassen, Chairman

         Re: $95,000,000 loan (the "Loan") to Sunrise Assisted Living Limited Partnership ("SALLP") from General Electric Capital Corporation ("GECC") with respect to 12 assisted living properties (the "Properties").

Dear Paul:

         Reference is hereby made to the Loan from GECC ("Prior Lender") to SALLP ("Borrower") which Loan is evidenced and secured, in part, by the Amended and Restated Promissory Note dated June 6, 1996 (the "Note"), from Borrower to Prior Lender, in the maximum principal amount of $87,000,000. Reference is also hereby made to that certain letter from Prior Lender to Borrower dated May 1, 1996 (the "Transfer Letter", a copy of which is attached to this letter). All capitalized terms used herein shall have the respective meanings ascribed to such terms in the Note, unless otherwise defined herein.

         Pursuant to condition (ii) set forth in the Transfer Letter, Prior Lender requires, as one of the conditions to Sunrise Assisted Living, Inc. ("SALI") constituting a "Permitted Owner" under Section 1.23 of the mortgages and deeds of trust securing the Loan, that Paul J. Klaassen and/or Teresa Klaassen would retain ownership of at least 25% of the shares of common stock of SALI outstanding from time to time, with the full unrestricted authority and right to freely vote such shares, including without limitation, in connection with the election of members of the Board of Directors of SALI (condition ii) being referred to herein as the "Klaassen Ownership Condition"). You have requested that Great Oak, L.L.C., a Delaware limited liability company ("Great Oak"), which has succeeded, by assignment, to Prior Lender's interest in the Loan and the Loan Documents, waive and release the Klaassen Ownership Condition in order to permit Paul J. Klaassen and/or Teresa Klaassen to make certain charitable contributions of the shares of common stock of SALI owned and held by Paul J. Klaassen and/or Teresa Klaassen and to permit such stock to be used in connection with certain employee stock option programs.
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Sunrise Assisted Living Limited Partnership
December 30, 1996
Page 2


         Subject to all of the terms, conditions, and limitations set forth herein, the Klaassen Ownership Condition shall not be a condition to SALI constituting a "Permitted Owner" (as such term is defined in Section 1.23 of the mortgages and deeds of trust securing the Loan) under Section 1.23 of the mortgages and deeds of trust securing the Loan. Nothing herein shall release any other condition set forth in the Transfer Letter and in the event that one or more of the conditions, other than the Klaassen Ownership Condition, set forth in the Transfer Letter are not satisfied at any time prior to the repayment in full of the Loan and all amounts owed in connection therewith, SALI shall not constitute a "Permitted Owner" and Great Oak reserves all rights and remedies available to it under applicable law and pursuant to the documents evidencing, securing and setting forth the terms of the Loan (the "Loan Documents") as a result of a transfer to a person or entity which is not a "Permitted Owner" in violation of Section 1.23 of the mortgages and deeds of trust securing the Loan.

         This letter and the agreements of Great Oak contained herein shall not constitute (i) a waiver, release, amendment or modification of any of the terms and provisions of the Loan Documents, including, without limitation, Section
1.23 of the mortgages and deeds of trust securing the Loan, or (ii) a course of conduct, dealing or performance. By your execution below you agree that the waiver granted hereby is a one-time, limited waiver and shall be narrowly construed. We shall not be obligated to grant any further waivers with regard to the same or related subject matters and no waiver shall be effective unless in writing. By your execution below you agree to pay all of GECC's and Great Oak's costs and expenses in connection with this letter, including, without limitation, legal fees and expenses.

         At our option this letter shall terminate and be of no further force and effect unless this letter is executed by Borrower, the indemnitors (on the acknowledgment attached hereto) and the guarantor (on the acknowledgment attached hereto) and returned to us on or before December 31, 1996.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)
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Sunrise Assisted Living Limited Partnership
December 30, 1996
Page 3





                             Sincerely,


                             Great Oak, L.L.C., a Delaware limited liability company

                             By: General Electric Capital Corporation,
                                 a New York corporation, its manager


                                 By:           /s/ David B. Henry
                                      -----------------------------------------
                                 Name:         David B. Henry
                                      -----------------------------------------
                                 Its:          Vice President
                                      -----------------------------------------



The terms and conditions of this letter
are accepted and agreed to:

SUNRISE ASSISTED LIVING LIMITED PARTNERSHIP, a Virginia limited partnership

         By:       /s/ Paul J. Klaassen
              ------------------------------
         Name:         Paul J. Klaassen
              ------------------------------
         Its:          Chairman
              ------------------------------

         Dated as of December 31, 1996
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Sunrise Assisted Living Limited Partnership
December 30, 1996
Page 4



                  Acknowledgment and Agreement by Indemnitors

         Each of the undersigned, an indemnitor under the Indemnity Agreement and Hazardous Substance Indemnity both dated June 8, 1994 and executed in connection with the Loan referenced in the foregoing letter, joins in the execution of the letter to acknowledge its terms and agrees that the terms and conditions of the foregoing letter shall not modify, amend, affect or diminish any of the obligations or liabilities of the indemnitors under the Indemnity Agreement or under the Hazardous Substance Indemnity.

         Dated as of December 31, 1996.



  /s/ Paul J. Klaassen                               /s/ Teresa M. Klaassen
--------------------------                       ------------------------------
Paul J. Klaassen                                 Teresa M. Klaassen





                   Acknowledgment and Agreement by Guarantor

         The undersigned, guarantor under the Guaranty dated as of February 15, 1996 ("Second STI Guaranty") and executed in connection with the Loan referenced in the foregoing letter, joins in the execution of the letter to acknowledge its terms and agrees that the terms and conditions of the foregoing letter shall not modify, amend, affect or diminish any of the obligations or liabilities of the guarantor under the Second STI Guaranty.

         Dated as of December 31, 1996.

         Sunrise Terrace, Inc.
         a Virginia corporation


         By:                /s/ Thomas B. Newell
             ------------------------------------------------
         Name:             Thomas B. Newell
             ------------------------------------------------
         Its:           Executive Vice President
             ------------------------------------------------